AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 1997.
                                                                   REG. NO. 333-
         --------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          FIRST AMERICAN RAILWAYS, INC.
             (Exact name of registrant as specified in its charter)

       Nevada                                         87-0443800
(State of incorporation)                 (I.R.S. Employer Identification Number)

                        3700 North 29th Avenue, Suite 202
                            Hollywood, Florida 33020
          (Address, including zip code, of Principal Executive Offices)

                          WRITTEN CONSULTING AGREEMENT
                         ------------------------------
                            (Full title of the Plan)

                                DONALD P. CUMMING
                Vice President and Acting Chief Financial Officer
                        3700 North 29th Avenue, Suite 202
                            Hollywood, Florida 33020
                     (Name and address of agent for service)

                                 (954) 920-0606
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                              DENNIS J. OLLE, ESQ.
                              ADORNO & ZEDER, P.A.
                            2601 SOUTH BAYSHORE DRIVE
                                   SUITE 1600
                              MIAMI, FLORIDA 33133
                                 (305) 858-5555
                              (305) 858-4777 (FAX)

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
TITLE OF                 AMOUNT TO BE            PROPOSED                PROPOSED                 AMOUNT OF
SECURITIES TO BE         REGISTERED              OFFERING PRICE          MAXIMUM                  REGISTRATION FEE
REGISTERED                                       PER SHARE (1)           AGGREGATE
                                                                         OFFERING PRICE(1)
------------------------------------------------------------------------------------------------------------------
Common Stock             5,516                   $2.8375                 $15,650                  $4.74
$.001 par value
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) on the basis of the average of the high and low sales prices for the Registrant's Common Stock between August 29, 1997 and September 12, 1997, as reported by the Nasdaq SmallCap Market.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

                  (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996, as filed March 28, 1997.

                  (b) The Registrant's Current Report on Form 8-K, dated March 13, 1997, as filed March 28, 1997, and as amended by Form 8-K/A as filed May 13, 1997.

                  (c) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997, as filed May 15, 1997.

                  (d) The Registrant's Notice of Annual Meeting and Proxy Statement dated May 5, 1997, as filed May 9, 1997.

                  (e) The Registrant's Current Report on form 8-K, dated June 2, 1997, as filed June 17, 1997.

                  (f) The Registrant's Current Report on form 8-K, dated June 11, 1997, as filed June 18, 1997.

                  (g) The Registrant's Current Report on Form 8-K, dated June 30, 1997, as filed July 10, 1997.

                  (h) The Registrant's Quarterly Report of Form 10-QSB for the quarter ended June 30, 1997, as filed on August 14, 1997.

                  (i) The Registrant's Prospectus filed with the Commission on October 14, 1997 pursuant to Rule 424(b) under the Securities Act of 1933 (which includes a description of the Registrant's Common Stock).

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to the Company's Bylaws, the Company is obligated to indemnify each of its officers and directors to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expenses incurred, by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company is also obligated to pay the reasonable expenses of indemnified directors or officers in defending such proceedings if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.

         Section 78.751 of the Nevada General Corporation Law empowers a Nevada corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding such person had no reasonable cause to believe his conduct was unlawful. A Nevada corporation may indemnify such person against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the court in which such action or suit was brought or other court of competent jurisdiction, shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section
78.751 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation of the Registrant or any by-law, agreement, vote of shareholders or disinterested directors or otherwise. Section 78.751 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

         The Company has procured and maintains a policy of insurance under which the directors and officers of the Company are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers, including liabilities under the Securities Act of

1933, as amended (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The foregoing summary is necessarily subject to the complete text of the By-Laws referred to above and is qualified in its entirety by reference thereto.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         Reference is made to the Exhibit Index which is included in this Registration Statement following the Signature Page.

ITEM 9.           UNDERTAKINGS.

         (a)  The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, Florida, on this 27 day of October, 1997.

                                           FIRST AMERICAN RAILWAYS, INC.



                                           BY:/S/ DONALD P. CUMMING
                                           -------------------------------------
                                           DONALD P. CUMMING, VICE
                                           PRESIDENT, TREASURER AND ACTING CHIEF
                                           FINANCIAL OFFICER

         Each person whose signature appears below hereby constitutes and appoints Raymond Monteleone and Donald P. Cumming, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the Registrant and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                  TITLE                           DATE
----------                                  -----                           ----
/S/ ALLEN C. HARPER                         CHAIRMAN OF THE BOARD           OCTOBER 27, 1997
---------------------------------------       AND CHIEF EXECUTIVE
ALLEN C. HARPER                               OFFICER (PRINCIPAL
                                              EXECUTIVE OFFICER)


/S/ RAYMOND MONTELEONE                      DIRECTOR, PRESIDENT AND         OCTOBER 27, 1997
--------------------------------              CHIEF OPERATING OFFICER
RAYMOND MONTELEONE

                                      II-7



/S/ DONALD P. CUMMING                       VICE PRESIDENT,                 OCTOBER 27, 1997
-----------------------------------         TREASURER AND
DONALD P. CUMMING                           ACTING CHIEF FINANCIAL
                                            OFFICER (PRINCIPAL
                                            FINANCIAL OFFICER)

/S/ ALBERT B. AFTOORA
-----------------------------------         DIRECTOR                        OCTOBER 27, 1997
ALBERT B. AFTOORA

                                            DIRECTOR                        OCTOBER   , 1997
-----------------------------------
CHARLES E. BRADSHAW, JR.

/S/ GLENN P. MICHAEL                        DIRECTOR                        OCTOBER 27, 1997
-----------------------------------
GLENN P. MICHAEL

                                            DIRECTOR                        OCTOBER   , 1997
-----------------------------------
THOMAS G. RADER

/S/ DAVID H. RUSH                           DIRECTOR                        OCTOBER 27, 1997
-----------------------------------
DAVID H. RUSH

/S/ LUIGI SALVANESCHI                       DIRECTOR                        OCTOBER 27, 1997
-----------------------------------
LUIGI SALVANESCHI

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

   5              Opinion of Adorno & Zeder, P.A.

  10.1 Consulting Agreement between the Registrant and Wayne Wiggins dated April 22, 1997.

  23.1            Consent of Adorno & Zeder,  P.A.
                  (contained in Exhibit 5 of this
                  Registration Statement).

  23.2            Consent of BDO Seidman, LLP.